Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Announces
Update on Management Transition and Strategic Initiatives

Virginia Beach, VA –February 5, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, today announces an update on the Company’s management transition and strategic initiatives.

On behalf of the Company, President and Chief Executive Officer, David Kelly has made the following statement:

“Over the past seven days, the Company has taken a number of steps designed to enhance shareholder value. This statement is a direct and transparent communication on our progress thus far.

BACKGROUND
On January 29, 2018, the Board of Directors terminated Jon Wheeler as Chief Executive Officer and President. Concurrently, the Board named me Chief Executive Officer and President and subsequently, Matt Reddy was named Chief Financial Officer, replacing Wilkes Graham. Over the past week, Matt and I have worked with Andy Franklin, the Company’s Senior Vice President of Operations, as well as the entire management team to extensively review the Company and its present operations and financial position.

We have found through a comprehensive review that the Company’s existing portfolio and organizational structure confirms our pre-existing belief that our real estate portfolio is solid and performing well. Further, our talented associates are committed and focused on the job at hand – effectively managing and leasing our properties at the highest level. In fact, it has been business as usual at the property level amidst transitions in the executive suite. I would like to take this opportunity to thank all of our valued associates for their commitment to the Company and their continued dedication.

NEXT STEPS
Strategic Alternatives: As a result of these recent events, the Board of Directors has begun the process of selecting an independent third-party advisor to assist the Company in identifying and pursuing various options designed to maximize shareholder value. I, and the rest of the management team, wholeheartedly support and invite this process.

Expense Savings: As the Board runs this process, we have identified additional opportunities to materially reduce operating expenses in addition to the obvious G&A expenses we should save based on recent events. We expect to implement some of these reductions by the end of February and expect these reductions to include, among other things, closing our Charleston office in South Carolina. Our associates in that office will either be relocated to our home office in Virginia Beach or will continue to service the region by working remotely. We do not expect this closure to impact the high level of service we provide to our properties in this region.

Balance Sheet: Of course, our balance sheet is of paramount concern to all of you, and as such, the Company will immediately place 7 parcels of non-income producing land in Virginia and North Carolina on the market for sale. Simultaneously, our team is working to identify additional stabilized real estate assets for disposition, which we feel will demonstrate the value creation our asset management and leasing teams have realized since acquisition. The Company expects to utilize the proceeds from these sales to pay off the associated property debt and reduce the Company’s existing liabilities.

We continue the process of refinancing several assets encumbered through our KeyBank line of credit. We appreciate the strong relationship we have with KeyBank, as demonstrated by the recent two-year extension of the credit facility. The extended facility includes: (i) a borrower option to extend for a third year, (ii) a $2 million increase in the line of credit, and (iii) an accordion feature that could raise the limit to $150 million over time. We have committed to refinancing $16 million off this line on or before July 1, 2018.

In addition, we continue to work to refinance our $6.9 million of debt with Revere that matures in April 2018. We are confident we will be successful in retiring that debt on or before the maturity date.

Operations: As for the health of our tenants, we believe that our portfolio has a strong tenant mix. However, recently Southeastern Grocers (SEG) has been contemplating business decisions that would affect our company. We have been in proactive and substantive discussions with SEG with the goal of ensuring our portfolio’s stability. While we are not at liberty to discuss all of the details surrounding these discussions, we are encouraged by our progress and plan to be able to share more details with you in the near future.

Finally, we are anticipating releasing our fourth quarter and year-end results for 2017 and an update on our progress within the next month. The exact dates have not been determined, but we will provide ample notice once a definitive date has been established.

In closing, I want to thank our investors for their candid and thoughtful recommendations. We value this input as we are ever conscious that we work for the shareholders, and regaining your trust is the primary driver in our efforts to return value to our investors.”

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the Company’s ability to identify and engage a third-party advisor tasked to enhance shareholder value, (ii) the ability of the third-party advisor and the Company to identify and pursue various options designed to maximize shareholder value; (iii) the outcome of the Board’s review of the Company’s dividend policy; (iv) the Company’s ability to reduce operating costs, including general and administrative expenses; (v) the timing of any reduction in operating costs, including general and administrative expenses; (vi) the anticipated closing of the Company’s Charleston, South Carolina office and the lack of impact of service to properties located in its area; (vii) the Company’s ability to sell non-income producing land and to reduce its debt with proceeds from the sales; (viii) the Company’s ability to implement a disposition strategy for stabilized assets to create shareholder value; (ix) the Company’s ability to refinance assets covered by the KeyBank line; (x) the Company’s ability to refinance $16 million of the KeyBank line of credit on or before July 1, 2018; (xi) the Company’s ability to refinance $6.9 million of debt with Revere; (xii) the Company’s ability to successfully negotiate with Southeastern Grocers and (xiii) the timing of the Company’s anticipated release of fourth quarter and fiscal 2017 financial results are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors that could cause the Company’s actual results to differ materially from those expressed or forecasted in forward-looking statements are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:
Wheeler Real Estate Investment Trust, Inc.
David Kelly
President and CEO
(757) 627-9088
dkelly@whlr.us